AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)	NATURE OF BUSINESS
American Financial Group, Inc.	Ohio	07/01/1997		Diversified Financial Holding Company
|__American Financial Capital Trust II	Delaware	02/04/1997	100.0	Statutory Trust
|__American Financial Capital Trust III	Delaware	06/25/2003	100.0	Statutory Trust
|__American Financial Capital Trust IV	Delaware	06/25/2003	100.0	Statutory Trust
|__American Financial Enterprises, Inc.	Connecticut	01/01/1871	100.0	Holding Company
|__American Money Management Corporation	Ohio	03/01/1973	100.0	Registered Investment Advisor
|__American Real Estate Capital Company, LLC	Ohio	11/05/2009	80.0	Mortgage Broker
|__Mid-Market Capital Partners, LLC	Delaware	05/26/2010	65.0	Arranger of Corporate Loans
|__APU Holding Company	Ohio	10/15/2003	100.0	Holding Company
|__American Premier Underwriters, Inc.	Pennsylvania	04/13/1846	100.0	Diversified Company
|__The Associates of the Jersey Company	New Jersey	11/10/1804	100.0	Inactive
|__Cal Coal, Inc.	Illinois	05/30/1979	100.0	Inactive
|__Great Southwest Corporation	Delaware	10/25/1978	100.0	Real Estate Developer
|__The Indianapolis Union Railway Company	Indiana	11/19/1872	100.0	Inactive
|__Lehigh Valley Railroad Company	Pennsylvania	04/21/1846	100.0	Inactive
|__Pennsylvania Lehigh Oil & Gas Holdings LLC	Pennsylvania	12/17/2012	100.0	Holding Company
|__Magnolia Alabama Holdings, Inc.	Delaware	05/18/2004	100.0	Holding Company
|__Magnolia Alabama Holdings LLC	Alabama	05/24/2004	100.0	Real Estate
|__Michigan Oil & Gas Holdings, LLC	Michigan	09/24/2012	100.0	Holding Company
|__Ohio Oil & Gas Holdings, LLC	Ohio	07/06/2012	100.0	Holding Company
|__The Owasco River Railway, Inc.	New York	06/02/1881	100.0	Inactive
|__PCC Real Estate, Inc.	New York	12/15/1986	100.0	Holding Company
|__PCC Technical Industries, Inc.	Delaware	11/18/1983	100.0	Holding Company
|__PCC Maryland Realty Corp	Maryland	08/18/1993	100.0	Real Estate Holding Company
|__Penn Central Energy Management Company	Delaware	05/11/1987	100.0	Inactive
|__Penn Towers, Inc.	Pennsylvania	08/01/1958	100.0	Inactive
|__Pennsylvania Oil & Gas Holdings, LLC	Pennsylvania	05/30/2013	100.0	Holding Company
|__Pennsylvania-Reading Seashore Lines	New Jersey	06/14/1901	66.7	Inactive
|__Pittsburgh and Cross Creek Railroad Company	Pennsylvania	08/14/1970	83.0	Inactive
|__Terminal Realty Penn Co.	District of Columbia	09/23/1968	100.0	Inactive
|__Waynesburg Southern Railroad Company	Pennsylvania	09/01/1966	100.0	Inactive
|__GAI Insurance Company, Ltd.	Bermuda	09/18/1989	100.0	Reinsurance
|__Great American Specialty & Affinity Limited	United Kingdom	07/26/2010	100.0	Brokerage

As Of: 12/31/2014	Page 1 of 6

AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)	NATURE OF BUSINESS
American Financial Group, Inc.
|__APU Holding Company
|__Hangar Acquisition Corp.	Ohio	10/06/1995	100.0	Aircraft Investment
|__Premier Lease & Loan Services Insurance Agency, Inc.	Washington	12/27/1983	100.0	Insurance Agency
|__Premier Lease & Loan Services of Canada, Inc.	Washington	02/28/1991	100.0	Insurance Agency
|__Risico Management Corporation	Delaware	01/10/1989	100.0	Risk Management
|__Dixie Terminal Corporation	Ohio	04/23/1970	100.0	Real Estate Holding Company
|__GAI Holding Bermuda Ltd.	Bermuda	10/03/2007	100.0	Holding Company
|__GAI Indemnity, Ltd.	United Kingdom	09/27/2007	100.0	Lloyd’s Corporate Member
|__Marketform Group Limited	United Kingdom	07/12/2002	100.0	Holding Company
|__Marketform Holdings Limited	United Kingdom	06/15/1998	100.0	Holding Company
|__Lavenham Underwriting Limited	United Kingdom	08/15/2002	100.0	Lloyd’s Corporate Member
|__Marketform Limited	United Kingdom	11/02/1988	100.0	Underwriting Intermediary
|__Gabinete Marketform SL	Spain	04/29/1996	100.0	Claims Handling & Client Services
|__Marketform Australia Pty Limited	Australia	03/12/2004	100.0	Claims Handling & Client Services
|__Studio Marketform srl	Italy	05/05/2006	100.0	Claims Manager
|__Marketform Management Services Limited	United Kingdom	11/08/2002	100.0	Service Company
|__Marketform Managing Agency Limited	United Kingdom	06/15/1998	100.0	Managing Agency
|__Sampford Underwriting Limited	United Kingdom	04/22/2003	100.0	Lloyd’s Corporate Member
|__Marketform Trust Company Limited	United Kingdom	10/22/2004	100.0	Trustee
|__Great American Financial Resources, Inc.	Delaware	11/23/1992	100.0(2)	Insurance Holding Company
|__AAG Insurance Agency, Inc.	Kentucky	12/06/1994	100.0	Insurance Agency
|__Ceres Group, Inc.	Delaware	10/22/1998	100.0	Holding Company
|__Continental General Corporation	Nebraska	02/12/1988	100.0	Holding Company
|__Continental General Insurance Company	Ohio	05/24/1961	100.0	Life Insurance Company
|__QQAgency of Texas, Inc.	Texas	09/07/2000	100.0	Insurance Agency
|__Great American Advisors, Inc.	Ohio	12/10/1993	100.0	Broker-Dealer
|__Great American Life Insurance Company		12/29/1961	100.0	Life Insurance Company
|__Aerielle IP Holdings, LLC	Ohio	08/01/2011	100.0(2)	Asset Holding Company
|__Aerielle, LLC	Delaware	02/13/2009	60.0(2)	Marketing of Consumer Electronic Products
|__Annuity Investors Life Insurance Company	Ohio	11/13/1981	100.0	Life Insurance Company
|__Bay Bridge Marina Hemingway’s Restaurant, LLC	Maryland	10/22/2010	85.0	Liquor License Holder for Hemingway’s Restaur
|__Bay Bridge Marina Management, LLC	Maryland	06/30/2009	85.0	Liquor License Holder for Bay Bridge Grill
|__Brothers Management, LLC	Florida	06/11/2004	99.0	Restaurants & Ships Store

As Of: 12/31/2014	Page 2 of 6

AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)	NATURE OF BUSINESS
American Financial Group, Inc.
|__Great American Financial Resources, Inc.
|__Great American Life Insurance Company
|__FT Liquidation, LLC	Ohio	11/09/2011	100.0	Holding Company
|__GALIC—Bay Bridge Marina, LLC	Maryland	05/05/2005	100.0	Holding Company
|__GALIC—Sorrento, LLC	Florida	06/21/2012	100.0(2)	Mortgage Holder—Sorrento Condos, Dallas, TX
|__GALIC Brothers, Inc.	Ohio	11/12/1993	80.0	Real Estate Management
|__GALIC Pointe, LLC	Florida	03/25/2011	100.0(2)	Mortgage Holder-Destin, FL Property
|__Manhattan National Holding Corporation	Ohio	08/27/2008	100.0	Holding Company
|__Manhattan National Life Insurance Company	Illinois	12/20/1956	100.0	Life Insurance Company
|__Skipjack Marina Corp.	Maryland	06/24/1999	100.0	Marina Operator
|__United Teacher Associates Insurance Company	Texas	12/15/1958	100.0	Life Insurance Company
|__UTA Acquisitions, LLC	Texas	08/07/2014	100.0	Non-Operating Subsidiary
|__Great American Holding, Inc.	Ohio	07/25/2002	100.0	Holding Company
|__Agricultural Services, LLC	Ohio	03/12/2010	100.0	Holding Company
|__United States Commodities Producers, LLC	Montana	12/23/2011	75.0	Service Provider for Farmers
|__United States Livestock Producers, LLC	Nevada	04/08/2010	75.0	Service Provider for Livestock Farmers
|__Livestock Market Enhancement Risk Retention Group	Nevada	12/28/2010	100.0(2)	Association Captive Insurance Company
|__American Empire Surplus Lines Insurance Company	Delaware	07/15/1977	100.0	Property/Casualty Insurance
|__American Empire Insurance Company	Ohio	11/26/1979	100.0	Property/Casualty Insurance
|__American Empire Underwriters, Inc.	Texas	05/19/1976	100.0	Insurance Agency
|__GAI Australia Pty Ltd.	Australia	07/06/2012	100.0	Employer of Australian Employees
|__Great American International Insurance Limited	Ireland	01/05/2004	100.0	Property/Casualty Insurance
|__Mid-Continent Casualty Company	Ohio	02/26/1947	100.0	Property/Casualty Insurance
|__Mid-Continent Assurance Company	Ohio	08/13/1992	100.0	Property/Casualty Insurance
|__Mid-Continent Excess and Surplus Insurance Company	Delaware	07/10/2009	100.0	Property/Casualty Insurance
|__Mid-Continent Specialty Insurance Services, Inc.	Oklahoma	06/15/2009	100.0	Surplus Lines Brokerage
|__Oklahoma Surety Company	Ohio	08/05/1968	100.0	Property/Casualty Insurance
|__Republic Indemnity Company of America	California	12/05/1972	100.0	Property/Casualty Insurance
|__Republic Indemnity Company of California	California	10/13/1982	100.0	Property/Casualty Insurance
|__Summit Consulting, LLC	Florida	02/25/1976	100.0	Managing General Agency
|__Heritage Summit HealthCare, LLC	Florida	06/06/1996	100.0	Managed Care Services
|__Summit Holding Southeast, Inc.	Florida	06/29/1998	100.0	Holding Company
|__Bridgefield Employers Insurance Company	Florida	05/28/1997	100.0	Property/Casualty Insurance

As Of: 12/31/2014	Page 3 of 6

AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)	NATURE OF BUSINESS
American Financial Group, Inc.
|__Great American Holding, Inc.
|__Summit Holding Southeast, Inc.
|__Bridgefield Employers Insurance Company
|__Bridgefield Casualty Insurance Company	Florida	10/07/1994	100.0	Property/Casualty Insurance
|__Great American Insurance Company	Ohio	03/07/1872	100.0	Property/Casualty Insurance
|__American Signature Underwriters, Inc.	Ohio	04/08/1996	100.0	Insurance Agency
|__Brothers Property Corporation	Ohio	09/08/1987	80.0	Real Estate Manager
|__Brothers Le Pavillon, LLC	Delaware	07/10/2006	100.0	Limited Liability Company Member
|__Brothers Le Pavillon (SPE), LLC	Delaware	07/10/2006	100.0	Real Estate Holding Company
|__Brothers Pennsylvanian Corporation	Pennsylvania	12/23/1994	100.0	Real Estate Manager
|__Brothers Property Management Corporation	Ohio	09/25/1987	100.0	Real Estate Management
|__Crescent Centre Apartments	Ohio	03/15/2006	100.0(2)	Real Estate
|__Crop Managers Insurance Agency, Inc.	Kansas	08/09/1989	100.0	Insurance Agency
|__Dempsey & Siders Agency, Inc.	Ohio	05/09/1956	100.0	Insurance Agency
|__Eden Park Insurance Brokers, Inc.	California	02/13/1990	100.0	Wholesale Agency/Brokerage for E&S Lines
|__El Aguila, Compañia de Seguros, S.A. de C.V	Mexico	11/24/1994	100.0	Property/Casualty Insurance
|__Financiadora de Primas Condor, S.A. de C.V	Mexico	03/06/1998	99.0	Premium Finance
|__Farmers Crop Insurance Alliance, Inc.	Kansas	03/30/1982	100.0	Insurance Services Provider
|__FCIA Management Company, Inc.	New York	09/17/1991	100.0	Servicing Agent
|__Foreign Credit Insurance Association	New York	01/01/1961		Unincorporated Association
|__GAI Warranty Company	Ohio	01/25/2001	100.0	Service Warranty Provider
|__GAI Warranty Company of Florida	Florida	03/23/2001	100.0	Service Warranty Provider
|__GAI Warranty Company of Canada Inc.	Ontario (Toronto, CN)	04/17/2002	100.0	Service Contract Provider
|__Global Premier Finance Company	Ohio	08/25/1998	100.0	Premium Finance
|__Great American Agency of Texas, Inc.	Texas	01/25/1994	100.0	Managing General Agency
|__Great American Alliance Insurance Company	Ohio	09/11/1945	100.0	Property/Casualty Insurance
|__Great American Assurance Company	Ohio	03/23/1905	100.0	Property/Casualty Insurance
|__Great American Casualty Insurance Company	Ohio	02/17/1981	100.0	Property/Casualty Insurance
|__Great American Claims Services, Inc.	Delaware	06/10/1986	100.0	Management Holding Company
|__Great American Contemporary Insurance Company	Ohio	04/16/1996	100.0	Property/Casualty Insurance
|__Great American E & S Insurance Company	Delaware	02/28/1979	100.0	Property/Casualty Insurance
|__Great American Fidelity Insurance Company	Delaware	01/12/1982	100.0	Property/Casualty Insurance
|__Great American Insurance Agency, Inc.	Ohio	04/20/1999	100.0	Insurance Agency
|__Great American Insurance Company of New York	New York	08/22/1947	100.0	Property/Casualty Insurance

As Of: 12/31/2014	Page 4 of 6

AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)	NATURE OF BUSINESS
American Financial Group, Inc.
|__Great American Insurance Company
|__Great American Lloyd’s Insurance Company	Texas	08/31/1979		Property/Casualty Insurance
|__Great American Lloyd’s, Inc.	Texas	08/02/1983	100.0	Corporate Attorney-in-Fact
|__Great American Management Services, Inc.	Ohio	12/05/1974	100.0	Data Processing and Equipment Leasing
|__Great American Protection Insurance Company	Ohio	01/08/1990	100.0	Property/Casualty Insurance
|__Great American Re Inc.	Delaware	05/14/1971	100.0	Reinsurance Intermediary
|__Great American Security Insurance Company	Ohio	07/01/1987	100.0	Property/Casualty Insurance
|__Great American Spirit Insurance Company	Ohio	04/05/1988	100.0	Property/Casualty Insurance
|__Insurance (GB) Limited	United Kingdom	05/13/1992	100.0	Property/Casualty Insurance
|__Key Largo Group, Inc.	Florida	02/25/1969	100.0	Land Developer—Inactive
|__National Interstate Corporation	Ohio	01/26/1989	51.8	Holding Company
|__American Highways Insurance Agency, Inc.	Ohio	06/29/1999	100.0	Insurance Agency
|__Explorer RV Insurance Agency, Inc.	Ohio	07/17/1997	100.0	Insurance Agency
|__Hudson Indemnity, Ltd.	Cayman Islands	06/12/1996	100.0	Property/Casualty Insurance
|__Hudson Management Group, Ltd.	Virgin Islands	07/29/2004	100.0	Insurance Administrative Services
|__National Interstate Insurance Agency, Inc.	Ohio	02/13/1989	100.0	Insurance Agency
|__Commercial For Hire Transportation Purchasing Group	South Carolina	01/23/2004		Purchasing Group
|__National Interstate Insurance Company	Ohio	02/10/1989	100.0	Property/Casualty Insurance
|__National Interstate Insurance Company of Hawaii, Inc.	Ohio	09/20/1999	100.0	Property/Casualty Insurance
|__TransProtection Service Company	Missouri	03/08/1982	100.0	Insurance Agency
|__Triumphe Casualty Company	Ohio	10/20/1981	100.0	Property/Casualty Insurance
|__Vanliner Insurance Company	Missouri	04/16/1953	100.0	Property/Casualty Insurance
|__Vanliner Reinsurance Limited	Bermuda	01/03/1978	100.0	Reinsurance
|__Safety Claims & Litigation Services, LLC	Montana	08/24/2006	100.0	Loss Control Consulting Company
|__Safety, Claims and Litigation Services, LLC	Ohio	12/02/2013	100.0	Loss Control Consulting Company
|__Pinecrest Place LLC	Florida	11/05/2009	100.0	Mortgage Holder—Coconut Palm Estates
|__PLLS Canada Insurance Brokers Inc.	Ontario (Toronto, CN)	06/13/2001	49.0	Insurance Agency
|__Professional Risk Brokers, Inc.	Illinois	03/01/1990	100.0	Wholesale Agency/Brokerage for E&S Lines
|__Strategic Comp Holdings, L.L.C	Louisiana	12/28/2002	100.0	Holding Company
|__Strategic Comp Services, L.L.C	Louisiana	12/31/2002	100.0	Claims Services Provider
|__Strategic Comp, L.L.C	Louisiana	12/31/2002	100.0	Insurance Agency
|__One East Fourth, Inc.	Ohio	02/03/1964	100.0	Real Estate Holding Company
|__Pioneer Carpet Mills, Inc.	Ohio	04/29/1976	100.0	Inactive

As Of: 12/31/2014	Page 5 of 6

AFG ORGANIZATIONAL CHART	STATE OF DOMICILE	DATE OF INCORPORATION	% OF STOCK OWNED BY IMMEDIATE PARENT COMPANY (1)	NATURE OF BUSINESS
American Financial Group, Inc.
|__TEJ Holdings, Inc.	Ohio	12/04/1984	100.0	Real Estate Holding Company
|__Three East Fourth, Inc.	Ohio	08/10/1966	100.0	Real Estate Holding Company

(1)	Except Director’s Qualifying Shares.
(2)	Total percentage owned by parent shown and by other affiliated company(s).

As Of: 12/31/2014	Page 6 of 6